Exhibit 4.14
Liberator Medical Holdings, Inc.
2979 SE Gran Park Way
Stuart, Florida 34997
October 17, 2008
Millennium Partners, L.P.
c/o Millennium Management LLC
666 Fifth Avenue, 8th Floor
New York, NY 10103
Attn: Terry Feeney
Dear Mr. Feeney:
     Reference is made to the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of May 22, 2008, among Liberator Medical Holdings, Inc. (the “Company”) and Millennium Partners, L.P. (“Millennium”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.
     As you are aware, on July 30, 2008, the Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333- 152652) (the “Registration Statement”) relating to the potential resale by certain selling securityholders of 9,100,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which shares included: (i) 4,375,000 shares of Common Stock issuable upon conversion of the Note held by Millennium, (ii) 4,375,000 shares of Common Stock issuable upon exercise of the Warrant held by Millennium and (iii) 350,000 shares of Common Stock issuable upon exercise of an outstanding warrant held by another selling securityholder named in the Registration Statement. In response to comments provided by the staff of the SEC (the “Staff”) pursuant to a letter, dated August 8, 2008, from the Staff to the Company, the Company intends to reduce the total number of shares of Common Stock that it is registering for resale pursuant to the Registration Statement from 9,100,000 shares to 4,862,252 shares, which shares shall include: (i) 487,252 shares of Common Stock issuable upon exercise of conversion of the Note held by Millennium and (ii) 4,375,000 shares of Common Stock issuable upon exercise of the Warrant held by Millennium. Accordingly, 3,887,748 shares of Common Stock issuable upon conversion of the Note held by Millennium (collectively, the “Unregistered Note Shares”) are not being registered for resale pursuant to the Registration Statement. Subject to the terms and conditions set forth herein, the Company desires for Millennium to: (i) confirm and acknowledge that the Company shall not be obligated to cause any of the Unregistered Note Shares to be registered under the Securities Act unless and until all or a portion of the Unregistered Note Shares are eligible for registration under the rules and regulations promulgated by the SEC and the Staff has allowed a registration statement with respect to the Unregistered Note Shares to be filed with the SEC; and (ii) waive and any all Liquidated Damages with respect to the Unregistered Note Shares.

     As you also are aware, pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), being entered into among the Company, Liberator Medical Supply, Inc., Liberator Health and Education Services, Inc. and Millennium and the other Buyers listed on Schedule A thereto (collectively, the “Buyers”) simultaneously with the execution and delivery of this letter agreement, the Company is, among other things, issuing warrants to purchase shares of Common Stock (collectively, the “Warrant Shares”) to Millennium and the other Buyers. The Company and Millennium desire that Millennium and the other Buyers be entitled to registration rights with respect to the Warrant Shares, subject to the terms and conditions set forth herein.
     By signing the counterpart to this letter, Millennium, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby confirms, acknowledges and agrees that notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Purchase Agreement, the Note or any other Transaction Document (as such term is defined in the Purchase Agreement): (a) the failure to file and/or have declared effective by the SEC a Shelf Registration Statement covering the resale of the Unregistered Note Shares by the Shelf Filing Deadline and/or the Effectiveness Target Date shall not constitute a breach of any provision of any Transaction Document; and (b) Millennium shall not be entitled to any Liquidated Damages with respect to the Unregistered Note Shares whatsoever. The Company and Millennium acknowledge and agree that notwithstanding anything to the contrary contained in any Transaction Document, the Company shall not be obligated to cause any of the Unregistered Note Shares to be registered under the Securities Act, except as expressly set forth in this letter agreement.
     The Company and Millennium acknowledge and agree that until the Shelf Registration Statement and, if prior to the expiration of the Note Share Registration Period (as defined herein), any and all Additional Registration Statements (as defined herein) covering the resale of all of the Unregistered Note Shares, are declared effective by the SEC, the Company shall not, without the prior written consent of Millennium, file with the SEC any other registration statement (other than any registration statements on Forms S-4 or S-8 or another form not available for registering the Unregistered Note Shares for resale to the public); provided, however, that nothing contained herein shall prohibit the Company from (i) filing with the SEC (a) any amendment to any registration statement filed with the SEC prior to the date hereof, including, without limitation, the Shelf Registration Statement, or (b) any Additional Registration Statement, or (ii) filing with the SEC any registration statement other than an Additional Registration Statement covering any of its securities for sale to the public for its own account or for the account of other securityholders as long as the Company attempts to include in such registration statement the maximum number of Unregistered Note Shares not registered previously with the SEC that are permitted by the SEC (any such registration statement including such Unregistered Note Shares shall be referred to herein as an “Additional Security Registration Statement”); provided, however, that for purposes of this clause (ii), if and to the extent the SEC, as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the Staff pursuant to Rule 415 promulgated under the Securities Act or otherwise, does not permit all or any portion of the securities to be registered for the account of securityholders pursuant to the Additional Security Registration Statement, the Company shall remove from the Additional Security Registration Statement such portion of the securities to be registered for the account of securityholders; provided, that, unless the SEC otherwise requires or Millennium otherwise agrees, any such cut-back imposed (i) first, shall be applied to the securities held by the securityholders other than Millennium and (ii) then, shall be applied to the Unregistered Note Shares not registered previously with the SEC; provided, further, however, that for purposes of this clause (ii), if and to the extent the SEC does not permit all or any portion of the Unregistered Note Shares not registered previously with the SEC to be included in such Additional Security Registration Statement, the Company shall not be prohibited from filing such Additional Security Registration Statement with the SEC.
     The Company and Millennium further acknowledge and agree that as soon as practicable following the Registration Triggering Event (as defined herein), the Company shall be required to file with the SEC a registration statement (the “Initial Registration Statement”) covering such number of Warrant Shares and Unregistered Note Shares that are permitted by the SEC; provided, however, that if and to the extent the SEC does not permit all or any portion of the Warrant Shares and the Unregistered Note Shares, as a result of a limitation on the maximum number of shares of Common Stock permitted to be registered by the Staff pursuant to Rule 415 promulgated under the Securities Act or otherwise, to be registered pursuant to the Initial Registration Statement or any Additional Registration Statement, the Company shall remove from the Initial Registration Statement or Additional Registration Statement, as the case may be, such portion of the Warrant Shares and Unregistered Note Shares; provided, further, however, that unless the SEC otherwise requires or the Buyers otherwise agree in writing, any such cut-back imposed on the holders of the Warrant Shares and Unregistered Note Shares (i) first, shall be applied to any and all Unregistered Note Shares and (ii) then, shall be applied to the Warrant Shares allocated on a pro rata basis among the Buyers. In the event of any such cut-back, the Company shall file additional registration statements (each, an “Additional Registration Statement” and together with the Initial Registration Statement, the “Additional Registration Statements”) successively in an attempt to register on each such Additional Registration Statement the maximum number of the remaining Warrant Shares and Unregistered Note Shares permitted by the SEC, subject to the cut-back provisions of the immediately preceding sentence, until (i) with respect to the registration of the Warrant Shares, the earlier to occur of the following: (a) the Warrant Shares have ceased to be Transfer Restricted Securities and (b) all of the Warrant Shares have been registered under the Securities Act, and (ii) with respect to the registration of the Unregistered Note Shares, the expiration of the Note Share Registration Period. For purposes of this letter agreement, the term “Registration Triggering Event” shall mean the occurrence of both of the following events: (i) all or a portion of the Warrant Shares and the Unregistered Note Shares are eligible for registration under the rules and regulations promulgated by the SEC, including without limitation, Rule 415 promulgated under the Securities Act and (ii) the Staff has allowed a registration statement covering the resale of such Warrant Shares and Unregistered Note Shares to be filed with the SEC; and the term “Note Share Registration Period” shall mean the period commencing on the date hereof and ending on the Maturity Date (as such term is defined in the Note held by Millennium).

     The Company and Millennium hereby acknowledge and agree that the registration rights with respect to the Conversion Shares set forth in the Registration Rights Agreement, as modified this letter agreement, shall govern the registration rights with respect to the Warrant Shares; provided, however, that in no event shall any Buyer be entitled to any Liquidated Damages with respect to the Warrant Shares whatsoever.
     For purposes of the Registration Rights Agreement, the term “Shelf Registration Statement” shall mean each of the Shelf Registration Statement, the Additional Registration Statements and any Additional Security Registration Statement; and the term “Prospectus” shall mean, with respect to the Shelf Registration Statement, any Additional Registration Statement or any Additional Registration Statement, as the case may be, the prospectus included in such Shelf Registration Statement, Additional Registration Statement or Additional Security Registration Statement, in each case, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments and all material incorporated by reference into such prospectus. Notwithstanding the foregoing, in no event shall the Company be required, pursuant to Section 5(b) of the Registration Rights Agreement or otherwise, to reimburse the Buyers for the reasonable fees and disbursements of more than one counsel (including local counsel) in connection with the Shelf Registration Statement, the Additional Registration Statements or any Additional Security Registration Statement.
     The Registration Rights Agreement shall be deemed to be modified to the extent necessary to give effect to this letter agreement. Except as hereby modified, the Registration Rights Agreement and each provision thereof is hereby ratified and confirmed in every respect and shall continue in full force and effect. If and to the extent there is any conflict between the provisions of the Registration Rights Agreement and this letter agreement, the provisions of this letter agreement shall govern.
     All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.
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     If you are in agreement with the foregoing, kindly indicate such agreement by signing the counterpart to this letter and returning the signed copy thereof to the Company by facsimile at (772) 287-3280.

Sincerely, LIBERATOR MEDICAL HOLDINGS, INC.
By:	/s/ Mark A. Libratore
	Name:	Mark A. Libratore
	Title:	President

ACKNOWLEDGED AND AGREED TO:
MILLENNIUM PARTNERS, L.P.
By: Millennium Management LLC

By:	/s/ Terry Feeney
	Name:	Terry Feeney
	Title:	Chief Operating Officer